                                                                    EXHIBIT 99.7

                    CONSENT OF PERSON TO BE NAMED AS TRUSTEE



          I hereby consent to the reference to me as a person who agreed to become a trustee of the Surviving Trust (as such term is defined in the Agreement and Plan of Merger) under the heading "Interests of Certain Persons in the Merger and Distribution -- Agreements with the Surviving Trust and ERP Operating Partnership" and "Management and Operation of the Surviving Trust After the Merger" in the Joint Proxy Statement/Prospectus/Information Statement constituting a part of the foregoing Registration Statement on Form S-4.



                                    /s/ Edward Lowenthal
                                    ---------------------
                                    Edward Lowenthal


New York, New York
Dated:  April 4, 1997

                    CONSENT OF PERSON TO BE NAMED AS TRUSTEE



          I hereby consent to the reference to me as a person who agreed to become a trustee of the Surviving Trust (as such term is defined in the Agreement and Plan of Merger) under the heading "Interests of Certain Persons in the Merger and Distribution -- Agreements with the Surviving Trust and ERP Operating Partnership" and "Management and Operation of the Surviving Trust After the Merger" in the Joint Proxy Statement/Prospectus/Information Statement constituting a part of the foregoing Registration Statement on Form S-4.



                                    /s/ Jeffrey H. Lynford
                                    -----------------------
                                    Jeffrey H. Lynford

New York, New York
Dated:  April 4, 1997

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